SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2019

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

HOPFED BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 23, 2019, HopFed Bancorp, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at which the following items were voted on and approved:

1.

Approval of the Agreement and Plan of Merger, dated January 7, 2019, by and between the Company and First Financial Corporation, pursuant to which the Company will merge with and into First Financial Corporation, with First Financial Corporation surviving the merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,978,869	100,703	7,242	—

.

2.	Approval of a an advisory (non-binding) proposal regarding the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,997,531	1,054,155	35,129	—

A preliminary count showed that more than enough votes to approve the merger had been received. A proposal to adjourn the Special Meeting to a later date, if necessary to solicit additional proxies, was not called.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: July 25, 2019	By:	/s/ Michael L. Woolfolk
Michael L. Woolfolk
Executive VP, COO and Secretary